UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2005

PROSOFT LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

ProsoftTraining

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statement or a related Audit report or Completed Interim review

On March 14, 2005, management of Prosoft Learning Corporation (the “Company”) concluded that the financial statements contained in Form 10-Q for the three months ended October 31, 2004 filed with the Securities and Exchange Commission on December 15, 2004, should no longer be relied upon due to errors in the financials statements discussed below. Form 10-Q/A for the three months ended October 31, 2004 will be filed with the SEC on or about March 16, 2005 and will reflect the adjustments discussed below.

In the third quarter of fiscal year 2005, the Company discovered that its major content fulfillment vendor had over-billed the Company. After consultation with the vendor, the Company determined the over billing to be $77,228 as of October 31, 2004. Accordingly, the Company recorded a reduction to costs of revenues of $77,228 for the three months ended October 31, 2004 and recorded an additional receivable of $77,228 at October 31, 2004.

In the third quarter of fiscal year 2005, the Company discovered that deferred long-term debt issuance costs related to the issuance of 361,607 warrants to a broker-dealer in conjunction with its Secured 8% Convertible Notes issued on August 30, 2004, were not recorded. The deferred long-term debt costs related to the value of warrants was estimated to be $101,135, using the Black-Scholes option-pricing model. Accordingly, the Company increased non-current assets $101,135 and recorded the deferred long-term debt issuance costs to additional paid-in capital. After recording the $101,135 correction, amortization of deferred long-term debt costs and interest expense increased $8,428 for the three months ended October 31, 2004. The warrants have an exercise price of $0.38 and expire March 2, 2010.

Also, in the third quarter of fiscal year 2005, the Company discovered that its 8% Convertible Notes included a beneficial conversion feature which was not previously recorded. The estimated value of the beneficial conversion feature was determined to be $792,822. This value was calculated using the model set forth in the Emerging Issues Task Force Consensus number 00-27. Accordingly, the Company increased additional paid-in capital $792,822 with a corresponding increase to long-term debt discount at October 31, 2004. Long-term debt discount was accreted $66,069 and interest expense increased $66,069 for the three months ended October 31, 2004.

The net effect of these adjustments are reflected in the following table:

	As of and for the Three Months Ended October 31, 2004
	Previously Stated	Corrected	Change
Accounts receivable	$630	$707	$77
Other assets	163	256	93
Total assets	9,528	9,698	170
Long-term debt	4,185	3,458	(727)
Total liabilities	5,437	4,710	(727)
Additional paid-in capital	104,993	105,887	894
Total stockholders equity	4,091	4,988	897
Costs of revenues	547	470	(77)
Interest expense	(166)	(240)	74
Net loss	(339)	(336)	(3)
Net loss per share	(0.01)	(0.01)	—

Authorized officers discussed the matters disclosed herein with our registered independent public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2005	Prosoft Learning Corporation (Registrant)

	By:	/s/ William J. Weronick
William J. Weronick, Vice President Finance

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